DSI REALTY INCOME FUND IX
                     (A California Real Estate Limited Partnership)


CONSOLIDATED BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                       September 30,      December 31,
                                            1996             1995
ASSETS

CASH AND CASH EQUIVALENTS                $  662,223       $  617,951
PROPERTY                                  7,583,909        8,018,490
OTHER ASSETS                                 68,570           41,457

TOTAL                                    $8,314,702       $8,677,898

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  728,027       $  727,597

MINORITY INTEREST IN
  REAL ESTATE JOINT VENTURE                 386,608          419,861


PARTNERS' EQUITY:
     General Partners                       (65,440)         (62,137)
     Limited Partners                     7,265,507        7,592,577

  Total partners' equity                  7,200,067        7,530,440

TOTAL                                    $8,314,702       $8,677,898


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


                                       September 30,    September 30,
                                           1996             1995


REVENUES:

Rental Income                            $  642,768       $  645,681
Interest                                      3,905            3,267
     Total revenues                         646,673          648,948

EXPENSES:

Operating Expenses                          342,650          352,276
General and administrative                   37,901           35,436
     Total expenses                         380,551          387,712

INCOME BEFORE MINORITY INTEREST
   IN INCOME OF REAL ESTATE
   JOINT VENTURE                            266,122          261,236

MINORITY INTEREST IN INCOME
   OF REAL ESTATE JOINT VENTURE              24,134           30,888

NET INCOME                               $  241,988       $  230,348


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  239,568       $  228,045
    General partners                          2,420            2,303

TOTAL                                    $  241,988       $  230,348

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     7.81       $     7.43


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              30,693            30,693

See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


                                         September 30,     September 30,
                                             1996              1995


REVENUES:

Rental Income                             $1,851,556        $1,840,286
Interest                                      12,299             8,445

Total revenues                             1,863,855         1,848,731

EXPENSES:

Operating Expenses                         1,038,281         1,045,064
General and administrative                   158,762           144,842

Total expenses                             1,197,043         1,189,906

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURE          666,812           658,825

MINORITY INTEREST IN INCOME OF
REAL ESTATE JOINT VENTURE                     67,095            85,363

NET INCOME                                   599,717           573,462

AGGREGATE NET INCOME ALLOCATED TO:
Limited Partners                             593,720           567,727
General Partners                               5,997             5,735

TOTAL                                        599,717           573,462

NET INCOME PER LIMITED PARTNERSHIP UNIT        19.34             18.50

LIMITED PARTNERSHIP UNITS USED
IN PER UNIT CALCULATION                       30,693            30,693

See accompanying notes to consolidated financial statements(unaudited).


CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                     GENERAL        LIMITED
                                     PARTNERS       PARTNERS       TOTAL
EQUITY AT DECEMBER 31, 1994         ($  58,938)     $7,909,264   $7,850,326

NET INCOME                               5,735         567,727      573,462
DISTRIBUTIONS                           (8,139)       (805,692)    (813,831)

EQUITY AT SEPTEMBER 30, 1995          ($61,342)     $7,671,299   $7,609,957

EQUITY AT DECEMBER 31, 1995           ($62,137)     $7,592,577   $7,530,440

NET INCOME                               5,997         593,720      599,717
DISTRIBUTIONS                           (9,300)       (920,790)    (930,090)

EQUITY AT SEPTEMBER 30, 1996          ($65,440)     $7,265,507   $7,200,067


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                     September 30,      September 30,
                                         1996               1995

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 599,717          $ 573,462

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        440,814            440,812
     Distributions paid to
      	minority interest
       in real estate joint
      	venture in excess of
      	earnings                          (33,256)           (41,537)

     Changes in assets and
      	liabilities:

     Increase in other assets            (27,113)           (27,223)
     Increase in liabilities                 430             17,446
Net cash provided by
  operating activities                   980,592            962,960

CASH FLOWS FROM INVESTING ACTIVITIES -

     Purchase of property
       and equipment                      (6,230)           (12,545)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (930,090)          (813,831)

NET INCREASE IN CASH AND
   CASH EQUIVALENTS                       44,272            136,584

CASH AND CASH EQUIVALENTS:

     At beginning of period              617,951            421,316
     At end of period                  $ 662,223          $ 557,900


See accompanying notes to consolidated financial statements(unaudited).


DSI REALTY INCOME FUND IX
(A California Real Estate Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund IX (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and Joseph W. Conway) and limited partners owning 30,693 limited partnership units.

The accompanying consolidated financial information as of September 30, 1996, and for the periods ended September 30, 1996 and 1995 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

The Partnership owns five mini-storage facilities located in Monterey Park and Azusa, California; Everett, Washington; and Romeoville and Elgin, Illinois. The Partnership also owns a 70% interest in a mini-storage facility in Aurora, Colorado. As of September 30, 1996, the total cost and accumulated depreciation of the mini-storage facilities are as follows:

        Land                                 $  2,729,790
        Buildings and equipment                10,975,900
        Total                                  13,705,690
        Less: Accumulated Depreciation        ( 6,121,781)
        Property - Net                       $  7,583,909


3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.